Exhibit 99.1

Autobytel Reports Second Quarter 2017 Results
Click Revenues up 76% to $6.5 Million

IRVINE, Calif. – August 3, 2017 – Autobytel Inc. (NASDAQ: ABTL), a pioneer and leading provider of digital automotive services connecting in-market car buyers with dealers and OEMs, is reporting financial results for the second quarter ended June 30, 2017. For year-over-year comparisons, prior year results for all periods presented are adjusted to exclude the company’s specialty finance leads product, which was divested on December 31, 2016.

Second Quarter 2017 Financial Summary vs. Year-Ago Quarter

●
Total revenues were $34.6 million, essentially unchanged compared to the prior year adjusted quarter.
●
Advertising revenues increased 52% to $8.0 million, with click revenues up 76% to $6.5 million.
●
Net income was $0.3 million or $0.02 per diluted share, compared to adjusted net income of $0.4 million or $0.03 per share in the prior year quarter.
●
Non-GAAP income was $2.5 million or $0.19 per diluted share, compared to adjusted non-GAAP income of $3.0 million or $0.23 per diluted share in the prior year quarter.

Management Commentary

“Despite a softening macro environment in the auto industry, we continued to grow our clicks business during Q2 at a strong rate as we expanded its rollout to more dealers and OEMs,” said Jeff Coats, president and CEO of Autobytel. “We continue to qualify and integrate additional new traffic sources for our clicks business, which will likewise support our leads business.

“The paid search field has become more complex, with many of our paid traffic partners moving towards audience expansion marketing, which is sometimes called similar or look-alike audiences. During the second quarter we identified that some of these audience expansions were not converting to automotive purchases at a range of close rates acceptable to us. This led us to halt these traffic campaigns in the second quarter. We are actively working to implement solutions, and have already begun to rebuild our original high-quality traffic stream. We are also continually looking to expand our methods and sources of traffic generation for both leads and clicks, and are constantly using close rate data to identify if these new sources of traffic are performing to our high-quality standards. Given the actions we are taking to address these traffic issues, and the widely accepted expectation for auto sales to decline in 2017, we are lowering our 2017 revenue and adjusted EPS outlook.

“Over the coming months,” Coats continued, “we expect to work through this issue and re-establish our revenue and margin profiles. We have a variety of initiatives in place that are meant to diversify our traffic acquisition, which we believe should provide a meaningful amount of high-quality traffic to help mitigate the loss of these other traffic campaigns. We believe our delivery of high-intent car buyers will be all-the-more important to our dealer and OEM customers.”

Second Quarter 2017 Financial Results

Total revenues in the second quarter of 2017 were $34.6 million, which is flat compared to the adjusted year-ago quarter. Revenue drivers included the continued strong growth of advertising click revenues, which increased 76% to $6.5 million. This was offset by the effect of the eliminated traffic.

Gross profit in the second quarter was $10.6 million compared to an adjusted $13.5 million in the year-ago quarter, with the decrease driven by increased traffic acquisition and optimization costs. As a percentage of revenue, gross profit was 30.7%, which is lower than the company’s targeted mid-30% range as a result of the aforementioned traffic issues. The company expects gross margin to remain in the low-30% range over the next two quarters as it focuses on the optimization of traffic acquisition costs.

Total operating expenses in the second quarter of 2017 decreased to $10.4 million compared to an adjusted $12.7 million in the year-ago quarter. As a percentage of revenues, total operating expenses were 30.0% compared to an adjusted 36.7% in the prior year quarter. The company expects operating expenses as a percentage of revenues to continue in the low 30% range as it increases investments in technology and sales and marketing resources in 2017.

Net income in the second quarter of 2017 was $0.3 million or $0.02 per diluted share, compared to an adjusted net income of $0.4 million or $0.03 per share in the year-ago quarter.

Non-GAAP income was $2.5 million or $0.19 per diluted share, compared to adjusted non-GAAP income of $3.0 million or $0.23 per diluted share in the second quarter of 2016 (see "Note about Non-GAAP Financial Measures" below for further discussion). The decline was driven by lower gross margins as a result of the aforementioned traffic issues.

At June 30, 2017, cash and cash equivalents totaled $44.6 million compared to $38.5 million (unadjusted) at December 31, 2016. Total debt was reduced to $19.1 million compared to $23.1 million (unadjusted) at December 31, 2016.

2017 Business Outlook

Autobytel now expects 2017 revenue to range between $144.0 million and $148.0 million (previously $156.0 million to $160.0 million) compared to $150.4 million in 2016. The company also expects non-GAAP income to range between $10.5 million and $11.1 million (previously $16.8 million to $17.3 million) compared to $16.8 million in 2016, with non-GAAP EPS ranging between $0.78 and $0.82 on 13.5 million shares (previously $1.24 to $1.28 on 13.5 million shares).

Note that for comparative purposes, 2016 revenues, non-GAAP income and non-GAAP EPS exclude results from the company’s specialty finance leads product that was divested on December 31, 2016.

The company has not provided a reconciliation of its 2017 non-GAAP income or non-GAAP EPS guidance to the most directly comparable GAAP financial measures because the effect, timing and potential significance of the effects of tax considerations, primarily related to the company’s net operating loss carryforwards, are out of the company's control and/or cannot be reasonably predicted. Consequently, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.

Conference Call

Autobytel will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter 2017 results, followed by a question-and-answer session.

Date: Thursday, August 3, 2017

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-877-852-2929
International dial-in number: 1-404-991-3925

Conference ID: 55004737

During the call, Autobytel management will refer to a supplementary slide presentation, which will be available for download in the Investor Relations section of the company's website.

The conference call will also be broadcast live at www.autobytel.com (click on "Investor Relations" and then click on "Events & Presentations"). Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software. For those who will be joining the call by phone, please call the conference telephone number 5-10 minutes prior to the start time, and an operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through August 11, 2017. The call will also be archived in the Investor Relations section of Autobytel's website for one year.

Toll-free replay number: 1-855-859-2056

International replay number: 1-404-537-3406

Replay ID: 55004737

Tax Benefit Preservation Plan

At December 31, 2016, the company had approximately $75.8 million in available net operating loss carryforwards (“NOLs”) for U.S. federal income tax purposes. The company's Tax Benefit Preservation Plan (“Plan”) was adopted by the company's Board of Directors to preserve the company's NOLs and other tax attributes and thus reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code. Any such change of ownership under Section 382 would limit or eliminate the ability of the company to use its existing NOLs for federal income tax purposes. Rights issued under the Plan could be triggered upon the acquisition by any person or group of 4.9% or more of the company's outstanding common stock and could result in substantial dilution of the acquirer's percentage ownership in the company. As of July 31, 2017, there were 12,868,769 shares of the company’s common stock, $0.001 par value, outstanding. There is no guarantee that the Plan will achieve the objective of preserving the value of the company's NOLs. For more information, please visit http://investor.autobytel.com/tax.cfm.

About Autobytel Inc.

Autobytel Inc. provides high-quality consumer leads, clicks and associated marketing services to automotive dealers and manufacturers throughout the United States. The company also provides consumers with robust and original online automotive content to help them make informed car-buying decisions. The company pioneered the automotive Internet in 1995 with its flagship website www.autobytel.com and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and has helped every major automaker market its brand online.

Investors and other interested parties can receive Autobytel news alerts and special event invitations by accessing the online registration form at investor.autobytel.com/alerts.cfm.

Note about Non-GAAP Financial Measures

Autobytel has disclosed non-GAAP income and non-GAAP EPS in this press release, which are non-GAAP financial measures as defined by SEC Regulation G, for the 2017 and 2016 second quarters. The company defines (i) non-GAAP income as GAAP net income before amortization of acquired intangibles, non-cash stock-based compensation, acquisition costs, severance costs, gain or loss on investment or sale, litigation settlements and income taxes; and (ii) non-GAAP EPS as non-GAAP income divided by weighted average diluted shares outstanding. In addition to the foregoing non-GAAP financial measures, for year-over-year comparisons, prior year results for all periods presented are adjusted to exclude the company’s specialty finance leads product, which was divested on December 31, 2016, which comparisons and prior year results are also non-GAAP financial measures as defined by SEC Regulation G. The company's management believes that presenting non-GAAP income and non-GAAP EPS and the adjusted year-over-year comparisons and prior year results provides useful information to investors regarding the underlying business trends and performance of the company's ongoing operations and are better metrics for monitoring the company's performance given the company's net operating loss (NOL) tax credits and recent acquisitions and divestitures. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company's consolidated financial statements in their entirety and to not rely on any single financial measure. Tables providing reconciliations of non-GAAP income and non-GAAP EPS and the adjusted year-over-year comparisons and prior year results are included at the end of this press release.

Forward-Looking Statements Disclaimer

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “pending,” “plans,” “believes,” “will” and words of similar substance, or the negative of those words, used in connection with any discussion of future operations or financial performance identify forward-looking statements. In particular, statements regarding expectations and opportunities, new product expectations and capabilities, and our outlook regarding our performance and growth are forward-looking statements. These forward-looking statements, including, that (i) over the coming months, the company expects to work through the identified traffic issues issue and re-establish its revenue and margin profiles; (ii) the company believes its initiatives meant to diversify its traffic acquisition should provide a meaningful amount of high-quality traffic to help mitigate the loss of the identified traffic campaigns; (iii) the company believes that its delivery of high-intent car buyers will be all-the-more important to its dealer and OEM customers; (iv) the company expects operating expenses as a percentage of revenue to continue in the low 30% range as it increases investments in technology, and sales and marketing resources in 2017; (v) that the company expects gross margin to remain in the mid-30% range over the next two quarters as it focuses on the optimization of traffic acquisition costs; (vi) the company expects its 2017 revenue to range between $144.0 million and $148.0 million; (vii) the company expects its 2017 non-GAAP income to range between $10.5 million and $11.1 million; and (viii) the company expects its 2017 non-GAAP EPS to range between $0.78 and $0.82 on 13.5 million shares (noting that for comparative purposes, the foregoing percentage growth calculations, and the 2016 non-GAAP EPS, exclude 2016 revenues, non-GAAP income and non-GAAP EPS related to the company’s specialty finance leads product that was divested on December 31, 2016), are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward- looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by Autobytel; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in Autobytel's filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the company's Annual Report on Form 10-K for the year ended December 31, 2016 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of Autobytel and the market price of the company's stock.

Company Contact
Kimberly Boren
Chief Financial Officer
949-862-1396
kimb@autobytel.com

Investor Relations Contact
Sean Mansouri or Cody Slach
Liolios Investor Relations
949-574-3860
ABTL@liolios.com

AUTOBYTEL INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(Amounts in thousands, except share and per-share data)

	June 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$44,555	$38,512
Short-term investment	252	251
Accounts receivable (net of allowances for bad debts and customer credits of $889 and $1,015 at June 30, 2017 and December 31, 2016, respectively)	25,219	33,634
Deferred tax asset	-	4,669
Prepaid expenses and other current assets	1,449	901
Total current assets	71,475	77,967
Property and equipment, net	4,504	4,430
Investments	680	680
Intangible assets, net	21,035	23,783
Goodwill	42,821	42,821
Long-term deferred tax asset	25,832	14,799
Other assets	694	801
Total assets	$167,041	$165,281

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$8,491	$9,764
Accrued employee-related benefits	2,065	4,530
Other accrued expenses and other current liabilities	7,498	8,315
Current portion of term loan payable	4,125	6,563
Total current liabilities	22,179	29,172
Convertible note payable	1,000	1,000
Long-term portion of term loan payable	6,000	7,500
Borrowings under revolving credit facility	8,000	8,000
Total liabilities	37,179	45,672

Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock, $0.001 par value; 11,445,187 shares authorized
Series A Preferred stock, none issued and outstanding	-	-
Series B Preferred stock; shares issued and outstanding as of June 30, 2017 and December 31, 2016 was 0 and 168,007, respectively	-	-
Common stock, $0.001 par value; 55,000,000 shares authorized; 12,868,769 and 11,012,625 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	13	11
Additional paid-in capital	352,979	350,022
Accumulated deficit	(223,130)	(230,424)
Total stockholders' equity	129,862	119,609
Total liabilities and stockholders' equity	$167,041	$165,281

AUTOBYTEL INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands, except per-share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues:
Lead fees	$26,347	$30,508	$55,439	$62,504
Advertising	7,999	5,275	15,967	9,041
Other revenues	245	365	526	850
Total revenues	34,591	36,148	71,932	72,395
Cost of revenues	23,955	22,227	48,385	44,839
Gross profit	10,636	13,921	23,547	27,556

Operating expenses:
Sales and marketing	3,229	4,384	6,992	10,061
Technology support	3,188	3,645	6,441	7,832
General and administrative	2,791	3,686	6,273	7,059
Depreciation and amortization	1,201	1,254	2,430	2,540
Litigation settlements	(25)	4	(50)	(1)
Total operating expenses	10,384	12,973	22,086	27,491
Operating income	252	948	1,461	65
Interest and other income (expense), net	(96)	(213)	(196)	(437)
Income (loss) before income tax provision (benefit)	156	735	1,265	(372)
Income tax provision (benefit)	(166)	305	459	(127)
Net income (loss) and comprehensive income (loss)	$322	$430	$806	$(245)

Basic earnings (loss) per common share	$0.03	$0.04	$0.07	$(0.02)
Diluted earnings (loss) per common share	$0.02	$0.03	$0.06	$(0.02)

S hares used in computing earnings (loss) per common share (in thousands):
Basic	11,149	10,593	11,030	10,551
Diluted	13,344	13,295	13,326	10,551

AUTOBYTEL INC.
RECONCILIATION OF NON-GAAP INCOME / EPS
(Amounts in thousands, except per-share data)

	Three Months Ended		Six Months Ended
	March 31, 2017	June 30, 2017	June 30, 2017

Net income	$484	$322	$806
Amortization of acquired intangibles	1,387	1,359	2,746
Non-cash stock based compensation
Cost of revenues	20	19	39
Sales and marketing	412	402	814
Technology support	127	134	261
General and administrative	452	389	841
Total non-cash stock-based compensation	1,011	944	1,955
Acquisition costs	-	-	-
Severance costs	-	57	57
Litigation settlements	(25)	(25)	(50)
Income taxes	625	(166)	459

Non-GAAP income	$3,482	$2,491	$5,973

Weighted average diluted shares	13,309	13,344	13,326

Diluted GAAP EPS	$0.04	$0.02	$0.06
EPS impact of adjustments	0.23	0.16	0.39
Non-GAAP EPS	$0.26	$0.19	$0.45

AUTOBYTEL INC.
RECONCILIATION OF NON-GAAP INCOME / EPS
(Amounts in thousands, except per-share data)

	Three Months Ended March 31, 2016			Three Months Ended June 30, 2016			Six Months Ended June 30, 2016
	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted

Net income (loss)	$(676)	$73	$(749)	$430	$70	$360	$(245)	$143	$(388)
Amortization of acquired intangibles	1,426	-	1,426	1,403	-	1,403	2,829	-	2,829
Non-cash stock based compensation
Cost of revenues	14	-	14	15	-	15	28	-	28
Sales and marketing	633	20	613	341	20	321	974	40	934
Technology support	329	-	329	92	-	92	422	-	422
General and administrative	388	-	388	418	-	418	806	-	806
Total non-cash stock-based compensation	1,364	20	1,344	866	20	846	2,230	40	2,190
Acquisition costs	429	-	429	148	-	148	577	-	577
Severance costs	839	-	839	-	-	-	839	-	839
Litigation settlements	(5)	-	(5)	4	-	4	(1)	-	(1)
Income taxes	(432)	46	(478)	305	50	255	(127)	96	(223)

Non-GAAP income	$2,945	$139	$2,806	$3,156	$140	$3,016	$6,102	$279	$5,823

Weighted average diluted shares	13,346	13,346	13,346	13,295	13,295	13,295	13,412	13,412	13,412

Diluted GAAP EPS	$(0.06)	$0.01	$(0.07)	$0.03	$0.01	$0.03	$(0.02)	$0.01	$(0.04)
EPS impact of adjustments	$0.27	$0.00	$0.27	$0.21	$0.01	$0.20	$0.47	$0.01	$0.46
Non-GAAP EPS	$0.22	$0.01	$0.21	$0.24	$0.01	$0.23	$0.45	$0.02	$0.43

AUTOBYTEL INC.
RECONCILIATION TO REFLECT DIVESTITURE OF
SPECIALTY FINANCE LEADS PRODUCT
(Amounts in millions, except per-share data)

	2016
	QTD 3/31/16			QTD 6/30/16			QTD 9/30/16			QTD 12/31/16			YTD 12/31/16
	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted	As Reported	Specialty Finance	Adjusted

Total Revenues	$36.2	$1.6	$34.6	$36.1	$1.6	$34.6	$43.9	$1.7	$42.2	$40.4	$1.4	$39.0	$156.7	$6.3	$150.4

Cost of revenues	22.6	1.2	21.4	22.2	1.2	21.0	28.2	1.2	26.9	25.8	1.0	24.7	98.8	4.7	94.1

Gross profit	13.6	0.4	13.2	13.9	0.4	13.5	15.8	0.4	15.3	14.6	0.4	14.2	57.9	1.7	56.3

Operating expenses	14.5	0.3	14.2	13.0	0.3	12.7	11.5	0.3	11.2	12.8	0.4	12.4	51.8	1.3	50.5

Operating income (loss)	(0.9)	0.1	(1.0)	0.9	0.1	0.8	4.3	0.1	4.1	1.8	(0.0)	1.9	6.1	0.3	5.8

Interest and other income (expense), net	(0.2)	-	(0.2)	(0.2)	-	(0.2)	(0.2)	-	(0.2)	1.2	-	1.2	0.6	-	0.6

Income (loss) before income tax provision (benefit)	(1.1)	0.1	(1.2)	0.7	0.1	0.6	4.1	0.1	3.9	3.0	(0.0)	3.1	6.7	0.3	6.3

Income tax provision (benefit) (1)	(0.4)	0.0	(0.5)	0.3	0.0	0.3	1.3	0.0	1.3	1.6	(0.0)	1.7	2.8	0.1	2.7

Net income (loss) and comprehensive income (loss)	$(0.7)	$0.1	$(0.7)	$0.4	$0.1	$0.4	$2.7	$0.1	$2.6	$1.4	$(0.0)	$1.4	$3.9	$0.2	$3.7

Non-GAAP Income	$2.9	$0.1	$2.8	$3.2	$0.1	$3.0	$6.5	$0.2	$6.3	$4.7	$0.0	$4.7	$17.3	$0.5	$16.8

Non-GAAP EPS	$0.22	$0.01	$0.21	$0.24	$0.01	$0.23	$0.49	$0.01	$0.47	$0.35	$0.00	$0.35	$1.30	$0.03	$1.27

(1) Tax provision for specialty finance leads standalone is computed using consolidated effective tax rate multiplied by finance leads income before income tax.